Exhibit 5

July 29, 2021

McDonald’s Corporation

110 North Carpenter Street

Chicago, Illinois 60607

Re:	McDonald’s Corporation

Registration Statement on Form S-3

Ladies and Gentlemen:

I refer to the Registration Statement on Form S-3 (the “Registration Statement”) and the prospectus contained therein (the “Prospectus”) being filed by McDonald’s Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an unlimited amount of debt securities consisting of (i) senior debt securities of the Company (the “Senior Debt Securities”) and (ii) subordinated debt securities of the Company (the “Sub Debt Securities” and, collectively with the Senior Debt Securities, the “Debt Securities”). Unless otherwise specified in the applicable prospectus supplement, the Senior Debt Securities will be issued under the Indenture, dated as of October 19, 1996 (the “Senior Debt Indenture”), as supplemented through the date hereof, between the Company and U.S. Bank National Association (formerly, First Union National Bank), as trustee (the “Senior Debt Trustee”), and the Sub Debt Securities will be issued under the Indenture, dated as of October 18, 1996 (the “Sub Debt Indenture”), as supplemented through the date hereof, between the Company and U.S. Bank National Association (formerly, First Union National Bank), as trustee (the “Sub Debt Trustee”). The Senior Debt Indenture and the Sub Debt Indenture are collectively referred to herein as the “Indentures.” The Indentures are governed by Illinois law.

I am the Corporate Executive Vice President, General Counsel and Secretary of the Company and an attorney licensed to practice law in the State of Connecticut, and this opinion is expressly limited to the laws of the State of Illinois, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

I, or individuals under my supervision and direction, have examined the Registration Statement, the Indentures, the Restated Certificate of Incorporation and Amended and Restated By-Laws of the Company, as currently in effect, and the corporate proceedings of the Board of Directors of the Company relating to the Registration Statement, the Indentures and the issuance of the Debt Securities by the Company. I, or such individuals, have also examined originals, or copies of originals certified to my satisfaction, of such other records and documents, and have examined such questions of law, as I have considered relevant and necessary as a basis for the opinions set forth below.

In rendering the opinions set forth below, I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to me as copies. I have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had at all relevant times and have the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments were at all relevant times and are the valid, binding and enforceable obligations of such parties. As to questions of fact material to the opinions set forth below, I have relied upon certificates of officers of the Company and of public officials. I have also assumed that, at the time of the authentication and delivery of the Debt Securities, the authorization thereof by the Company will not have been modified or rescinded, the Senior Debt Indenture or the Sub Debt Indenture, if applicable, will not have been modified or amended, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of such Debt Securities, the Registration Statement will be effective and will continue to be effective, none of the particular terms of such Debt Securities will violate any applicable law at the time of issuance, and neither the issuance and sale thereof nor the compliance by the Company with the terms thereof will result in a violation of any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company.

Based on the foregoing, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, it is my opinion that:

1.       The Indentures have been duly authorized by all necessary corporate action of the Company and have been duly executed and delivered by the Company.

2.       Each series of Senior Debt Securities issued pursuant to the Registration Statement will be legally issued and binding obligations of the Company when: (i) the Board of Directors of the Company has duly adopted final resolutions authorizing the issuance and sale of such series of Senior Debt Securities as contemplated by the Registration Statement and the Senior Debt Indenture; (ii) a supplemental indenture related to such series of Senior Debt Securities, if applicable, meeting the requirements of the Senior Debt Indenture has been duly executed and delivered by the Company and the Senior Debt Trustee; and (iii) a note or notes evidencing such series of Senior Debt Securities shall have been duly executed by the Company and authenticated by or on behalf of the Senior Debt Trustee as provided in the Senior Debt Indenture and such resolutions, and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

3.       Each series of Sub Debt Securities issued pursuant to the Registration Statement will be legally issued and binding obligations of the Company when: (i) the Board of Directors of the Company has duly adopted final resolutions authorizing the issuance and sale of such series of Sub Debt Securities as contemplated by the Registration Statement and the Sub Debt Indenture; (ii) a supplemental indenture related to such series of Sub Debt Securities, if applicable, meeting the requirements of the Sub Debt Indenture has been duly executed and delivered by the Company and the Sub Debt Trustee; and (iii) a note or notes evidencing such series of Sub Debt Securities shall have been duly executed by the Company and authenticated by or on behalf of the Sub Debt Trustee as provided in the Sub Debt Indenture and such resolutions, and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

My opinions in numbered paragraphs 2 and 3 with respect to the enforceability of the Senior Debt Securities and Sub Debt Securities, respectively, are subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and to the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief. My opinions are also subject to (i) provisions of law which may require that a judgment for money damages rendered by a court in the United States of America be expressed only in U.S. dollars, (ii) requirements that a claim with respect to any Debt Securities or other obligations that are denominated or payable other than in U.S. dollars (or a judgment denominated or payable other than in U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (iii) governmental authority to limit, delay or prohibit the making of payments outside of the United States of America or in a foreign currency.

I express no opinion and, accordingly, do not purport to cover herein the application of the “Blue Sky” or securities laws and regulations of the various states and other jurisdictions of the United States of America to the sales of Debt Securities registered under the Registration Statement.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me in the Prospectus under the caption “Legal Matters.” By giving this consent, I do not admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Desiree Ralls-Morrison
Desiree Ralls-Morrison
Corporate Executive Vice President,
General Counsel and Secretary